Equity Bancshares, Inc. Exhibit 99.1

PRESS RELEASE

Equity Bancshares, Inc. Reports Third Quarter Results; Including Net Interest Margin Growth Driven by Core Deposit Base

Strong Tangible and Regulatory Capital Ratios and Positive Credit Quality Trends Continue

WICHITA, Kansas, October 17, 2023 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NYSE: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $12.3 million and $0.80 earnings per diluted share for the quarter ended September 30, 2023.

“Our Company's success is in large part due to our ability to adapt on behalf of our customers and teams no matter the banking environment. I’m pleased at our team’s ability to deliver unparalleled support and service to our customer base,” said Brad S. Elliott, Chairman and CEO of Equity. “Value creation is crucial for regional banks, and our ability to deliver sophisticated and customized solutions helps build our Company’s organic growth, sustainability, and competitive advantage.”

"During the third quarter our team continued to emphasize credit quality while meeting the needs of our customer base." Mr. Elliott said. "Our classified asset ratio is as low as it has ever been, while both capital and on balance sheet reserves remain high positioning Equity to be strategic as we assess both organic and acquisitive growth opportunities."

Notable Items:

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During the quarter, the Company realized linked period Net Interest Margin growth of 13 basis points, and Net Interest Income growth of $1.6 million.
•
Pre-tax, pre-provision net income for the quarter was $15.5 million up $2.3 million linked quarter driven by growth in both net interest income and non-interest income.
•
The Company continued to emphasize investor returns through share repurchase and quarterly dividends. The Company’s Board authorized a 20% increase in quarterly dividend to $0.12 per share, and authorized the repurchase of up to 1 million shares. During the quarter, the Company received non-objection from the Federal Reserve Bank of Kansas City related to the repurchase plan.
•
Classified loans as a percentage of total risk-based capital at Equity Bank were 6.3%, down from 7.9% as of June 30, 2023, and 10.0% as of December 31, 2022.

During the third quarter, Equity announced two internal promotions to its executive management team. Chris Navratil was promoted to Chief Financial Officer and Krzysztof Slupkowski was promoted to Chief Credit Officer.

Financial Results for the Quarter Ended September 30, 2023

Net income allocable to common stockholders was $12.3 million, or $0.80 per diluted share, for the three months ended September 30, 2023, as compared to $11.5 million, or $0.74 per diluted share, for the three months ended June 30, 2023. The increase during the quarter was primarily driven by increases in interest income of $3.8 million and non-interest income of $1.8 million, partially offset by increases in interest expense of $2.2 million and non-interest expense of $1.1 million.

Net Interest Income

Net interest income was $41.0 million for the three months ended September 30, 2023, as compared to $39.4 million for the three months ended June 30, 2023, an increase of $1.6 million, or 4.01%. Net interest margin improved to 3.51% from 3.38% as the yield on interest-earning assets increased 32 basis points to 5.57% and the cost of interest-bearing deposits increased 26 basis points to 2.40%

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PRESS RELEASE

The Company maintained an enhanced liquidity position in response to the first quarter market disruption by adding on-balance sheet cash, resulting in an adverse impact to net interest margin due to the increase in average earning assets and negligible impact to net interest income.

Average interest-bearing deposits declined slightly during the quarter and the Company continued to experience compositional shift from noninterest-bearing deposits into interest-bearing categories. At September 30, 2023, non-interest-bearing deposits declined $42.8 million from June 30, 2023 and $280.9 million from September 30, 2022. The majority of the decline over the last 12 months is due to deposits migrating to interest-bearing deposit accounts.

Provision for Credit Losses

During the three months ended September 30, 2023, there was a provision of $1.2 million compared to a provision of $298 thousand in the previous quarter. The provision for the quarter is the result of extended duration within the portfolio as well as realized charge-offs; however, overall we continue to experience positive credit trends. The Company continues to estimate the allowance for credit loss with assumptions that anticipate slower prepayments rates and continued market disruption caused by elevated inflation, supply chain issues and the impact of monetary policy on consumers and businesses. For the three months ended September 30, 2023, we had net charge-offs of $1.6 million as compared to $857 thousand for the three months ended June 30, 2023.

Non-Interest Income

Total non-interest income was $8.7 million for the three months ended September 30, 2023, as compared to $7.0 million for the three months ended June 30, 2023, or an increase of 25.7%, quarter-over-quarter. The $1.8 million increase was primarily due to a decrease in losses on sales of available-for-sale securities of $1.3 million and an increase in other non-interest income of $439 thousand which was driven by increased insurance commission revenue.

Non-Interest Expense

Total non-interest expense for the quarter ended September 30, 2023, was $34.2 million as compared to $33.1 million for the quarter ended June 30, 2023, an increase of $1.1 million. The comparative increase was primarily due to salary and employee benefit expenses as the Company benefited from compensation reversals in the previous quarter which did not repeat.

Income Tax Expense

At September 30, 2023, the effective tax rate for the quarter was 13.5% as compared to 11.5% at June 30, 2023. The year-to-date tax rate is 14.1%. The increase in rate linked quarter is associated with the cumulative increase in federal and state tax benefits related to the implementation of tax planning initiatives taken in the second quarter versus the normal quarterly recognition of these tax planning initiatives taken in the third quarter offset by a return to provision adjustment related to the federal income tax return when taken as a percentage of pre-tax income. These initiatives were anticipated and incorporated in our forecasted full year estimated effective tax rate at June 30, 2023.

Loans, Total Assets and Funding

Loans held for investment were $3.28 billion at September 30, 2023, decreasing $40.6 million compared to the previous quarter. Excluding the impact of PPP loans, balances have increased $32.9 million, or 1.0% year-over-year. Included in the annual growth, is $49.3 million within the commercial and industrial and commercial real estate portfolios, or 2.9%. Total assets were $4.95 billion as of September 30, 2023 decreasing $149.6 million or 2.9% from June 30, 2023.

Total deposits were $4.08 billion at September 30, 2023, decreasing $148.8 million from the previous quarter end and decreasing $144.4 million from the same period end in 2022. During the third quarter, the Company reduced its brokered deposits by $50.0 million; improving the overall mix of the deposit portfolio during the third quarter. In addition to the

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PRESS RELEASE

payoff of brokered funding, the Company also realized seasonal declines in our municipal deposit portfolio accounting for the remaining negative trend linked quarter. Of the total deposit balance, non-interest-bearing accounts comprise approximately 23.6%. Advances from the FHLB and borrowings from the Federal Reserve's Bank Term Funding Program remained unchanged from June 30, 2023.

Asset Quality

As of September 30, 2023, Equity’s allowance for credit losses to total loans remained materially consistent at 1.3% as compared to June 30, 2023. Nonperforming assets were $20.5 million as of September 30, 2023, or 0.4% of total assets, compared to $15.7 million at June 30, 2023, or 0.3% of total assets. Non-accrual loans were $19.4 million at September 30, 2023, as compared to $15.0 million at June 30, 2023. Total classified assets, including loans rated special mention or worse, other real estate owned, excluding previous branch locations, and other repossessed assets were $37.6 million, or 6.3% of regulatory capital, down from $47.1 million, or 7.9% of regulatory capital as of June 30, 2023.

Capital

Quarter over quarter, book and tangible capital as well as book and tangible capital per share were essentially flat. Dividends paid and increase in the unrealized loss position in our investment portfolio of $13.3 million, partially offset by unrealized gains on cash-flow derivatives of $1.5 million, were materially offset by net income in the period.

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.7%, the total capital to risk-weighted assets was 16.4% and the total leverage ratio was 9.8% at September 30, 2023. At June 30, 2023, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 12.2%, the total capital to risk-weighted assets ratio was 16.0% and the total leverage ratio was 9.5%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 14.7%, a ratio of total capital to risk-weighted assets of 15.9% and a total leverage ratio of 10.8% at September 30, 2023. At June 30, 2023, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 14.3%, the ratio of total capital to risk-weighted assets was 15.5% and the total leverage ratio was 10.7%.

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended. To improve the comparability of the ratio to our peers, non-core items are excluded. To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses. Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base. Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization. These financial measures are useful for evaluating the

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PRESS RELEASE

performance of a business consistently, whether acquired or developed internally. Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their non-GAAP financial measures and supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Chris Navratil, will hold a conference call and webcast to discuss third quarter results on Wednesday, October 18, 2023, at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until October 25, 2023, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NYSE National, Inc. under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “positioned,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

Equity Bancshares, Inc.

PRESS RELEASE

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2023, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties arise from time to time and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Brian J. Katzfey

VP, Director of Corporate Development and Investor Relations

Equity Bank

(316) 858-3128

bkatzfey@equitybank.com

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE

Unaudited Financial Tables

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Table 1. Consolidated Statements of Income
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Table 2. Quarterly Consolidated Statements of Income
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Table 3. Consolidated Balance Sheets
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Table 4. Selected Financial Highlights
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Table 5. Year-To-Date Net Interest Income Analysis
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Table 6. Quarter-To-Date Net Interest Income Analysis
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Table 7. Quarter-Over-Quarter Net Interest Income Analysis
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Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Interest and dividend income
Loans, including fees	$55,152	$41,555	$156,281	$114,710
Securities, taxable	5,696	5,792	17,456	16,767
Securities, nontaxable	369	687	1,606	2,020
Federal funds sold and other	3,822	514	7,075	1,327
Total interest and dividend income	65,039	48,548	182,418	134,824
Interest expense
Deposits	19,374	4,403	50,399	8,308
Federal funds purchased and retail repurchase agreements	246	71	633	150
Federal Home Loan Bank advances	968	409	2,939	594
Federal Reserve Bank borrowings	1,546	—	3,209	—
Subordinated debt	1,893	1,721	5,687	4,973
Total interest expense	24,027	6,604	62,867	14,025

Net interest income	41,012	41,944	119,551	120,799
Provision (reversal) for credit losses	1,230	(136)	1,162	276
Net interest income after provision (reversal) for credit losses	39,782	42,080	118,389	120,523
Non-interest income
Service charges and fees	2,690	2,788	7,888	7,927
Debit card income	2,591	2,682	7,798	8,120
Mortgage banking	226	310	527	1,300
Increase in value of bank-owned life insurance	794	754	3,134	2,355
Net gain on acquisition and branch sales	—	—	—	540
Net gains (losses) from securities transactions	(1)	(17)	(1,291)	(9)
Other	2,435	2,452	6,229	7,395
Total non-interest income	8,735	8,969	24,285	27,628
Non-interest expense
Salaries and employee benefits	15,857	15,442	47,786	45,893
Net occupancy and equipment	3,262	3,127	9,081	9,304
Data processing	4,553	4,138	12,962	11,549
Professional fees	1,312	1,265	4,341	3,547
Advertising and business development	1,419	1,191	3,827	3,139
Telecommunications	502	487	1,503	1,399
FDIC insurance	660	340	1,535	780
Courier and postage	548	436	1,469	1,348
Free nationwide ATM cost	516	551	1,565	1,593
Amortization of core deposit intangibles	799	957	2,635	3,118
Loan expense	132	174	385	566
Other real estate owned	128	188	318	201
Merger expenses	—	115	—	526
Other	4,556	3,825	13,196	10,168
Total non-interest expense	34,244	32,236	100,603	93,131
Income (loss) before income tax	14,273	18,813	42,071	55,020
Provision for income taxes	1,932	3,642	5,951	8,940
Net income (loss) and net income (loss) allocable to common stockholders	$12,341	$15,171	$36,120	$46,080
Basic earnings (loss) per share	$0.80	$0.94	$2.32	$2.83
Diluted earnings (loss) per share	$0.80	$0.93	$2.30	$2.79
Weighted average common shares	15,404,992	16,056,658	15,575,731	16,303,586
Weighted average diluted common shares	15,507,172	16,273,231	15,692,305	16,516,787

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TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Interest and dividend income
Loans, including fees	$55,152	$52,748	$48,381	$46,149	$41,555
Securities, taxable	5,696	5,813	5,947	5,946	5,792
Securities, nontaxable	369	568	669	678	687
Federal funds sold and other	3,822	2,127	1,126	651	514
Total interest and dividend income	65,039	61,256	56,123	53,424	48,548
Interest expense
Deposits	19,374	17,204	13,821	8,013	4,403
Federal funds purchased and retail repurchase agreements	246	192	195	82	71
Federal Home Loan Bank advances	968	953	1,018	1,500	409
Federal Reserve Bank borrowings	1,546	1,528	135	—	—
Subordinated debt	1,893	1,950	1,844	1,798	1,721
Total interest expense	24,027	21,827	17,013	11,393	6,604

Net interest income	41,012	39,429	39,110	42,031	41,944
Provision (reversal) for credit losses	1,230	298	(366)	(151)	(136)
Net interest income after provision (reversal) for credit losses	39,782	39,131	39,476	42,182	42,080
Non-interest income
Service charges and fees	2,690	2,653	2,545	2,705	2,788
Debit card income	2,591	2,653	2,554	2,557	2,682
Mortgage banking	226	213	88	116	310
Increase in value of bank-owned life insurance	794	757	1,583	758	754
Net gain on acquisition and branch sales	—	—	—	422	—
Net gains (losses) from securities transactions	(1)	(1,322)	32	14	(17)
Other	2,435	1,996	1,798	1,757	2,452
Total non-interest income	8,735	6,950	8,600	8,329	8,969
Non-interest expense
Salaries and employee benefits	15,857	15,237	16,692	16,113	15,442
Net occupancy and equipment	3,262	2,940	2,879	2,919	3,127
Data processing	4,553	4,493	3,916	4,334	4,138
Professional fees	1,312	1,645	1,384	1,404	1,265
Advertising and business development	1,419	1,249	1,159	1,903	1,191
Telecommunications	502	516	485	517	487
FDIC insurance	660	515	360	360	340
Courier and postage	548	463	458	533	436
Free nationwide ATM cost	516	524	525	510	551
Amortization of core deposit intangibles	799	918	918	924	957
Loan expense	132	136	117	262	174
Other real estate owned	128	71	119	388	188
Merger expenses	—	—	—	68	115
Other	4,556	4,423	4,217	5,014	3,825
Total non-interest expense	34,244	33,130	33,229	35,249	32,236
Income (loss) before income tax	14,273	12,951	14,847	15,262	18,813
Provision for income taxes (benefit)	1,932	1,495	2,524	3,654	3,642
Net income (loss) and net income (loss) allocable to common stockholders	$12,341	$11,456	$12,323	$11,608	$15,171
Basic earnings (loss) per share	$0.80	$0.74	$0.78	$0.73	$0.94
Diluted earnings (loss) per share	$0.80	$0.74	$0.77	$0.72	$0.93
Weighted average common shares	15,404,992	15,468,378	15,858,808	15,948,360	16,056,658
Weighted average diluted common shares	15,507,172	15,554,255	16,028,051	16,204,185	16,273,231

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TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
ASSETS
Cash and due from banks	$183,404	$262,604	$249,982	$104,013	$155,039
Federal funds sold	15,613	15,495	384	415	374
Cash and cash equivalents	199,017	278,099	250,366	104,428	155,413
Available-for-sale securities	1,057,009	1,094,748	1,183,247	1,184,390	1,198,962
Held-to-maturity securities	2,212	2,216	1,944	1,948	—
Loans held for sale	627	2,456	648	349	1,518
Loans, net of allowance for credit losses(1)	3,237,932	3,278,126	3,285,515	3,265,701	3,208,524
Other real estate owned, net	3,369	4,362	4,171	4,409	10,412
Premises and equipment, net	110,271	106,186	104,789	101,492	100,566
Bank-owned life insurance	124,245	123,451	122,971	123,176	122,418
Federal Reserve Bank and Federal Home Loan Bank stock	20,780	21,129	33,359	21,695	24,428
Interest receivable	23,621	21,360	20,461	20,630	18,497
Goodwill	53,101	53,101	53,101	53,101	53,101
Core deposit intangibles, net	7,961	8,760	9,678	10,596	11,598
Other	105,122	100,889	86,466	89,736	94,978
Total assets	$4,945,267	$5,094,883	$5,156,716	$4,981,651	$5,000,415
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$936,217	$978,968	$1,012,671	$1,097,899	$1,217,094
Total non-interest-bearing deposits	936,217	978,968	1,012,671	1,097,899	1,217,094
Demand, savings and money market	2,397,003	2,397,524	2,334,463	2,329,584	2,335,847
Time	748,950	854,458	939,799	814,324	673,670
Total interest-bearing deposits	3,145,953	3,251,982	3,274,262	3,143,908	3,009,517
Total deposits	4,082,170	4,230,950	4,286,933	4,241,807	4,226,611
Federal funds purchased and retail repurchase agreements	39,701	44,770	45,098	46,478	47,443
Federal Home Loan Bank advances and Federal Reserve Bank borrowings	240,000	240,000	251,222	138,864	186,001
Subordinated debt	96,787	96,653	96,522	96,392	96,263
Contractual obligations	29,019	29,608	19,372	15,218	15,562
Interest payable and other liabilities	39,460	34,467	32,446	32,834	32,729
Total liabilities	4,527,137	4,676,448	4,731,593	4,571,593	4,604,609
Commitments and contingent liabilities
Stockholders’ equity
Common stock	207	207	206	205	204
Additional paid-in capital	488,137	487,225	486,658	484,989	482,668
Retained earnings	171,188	160,715	150,810	140,095	130,114
Accumulated other comprehensive income (loss), net of tax	(122,047)	(110,225)	(101,238)	(113,511)	(120,918)
Treasury stock	(119,355)	(119,487)	(111,313)	(101,720)	(96,262)
Total stockholders’ equity	418,130	418,435	425,123	410,058	395,806
Total liabilities and stockholders’ equity	$4,945,267	$5,094,883	$5,156,716	$4,981,651	$5,000,415

(1) Allowance for credit losses	$44,186	$44,544	$45,103	$45,847	$46,499

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TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022
Loans Held For Investment by Type
Commercial real estate	$1,721,761	$1,764,460	$1,746,834	$1,721,269	$1,655,646
Commercial and industrial	585,129	583,664	605,576	594,862	607,722
Residential real estate	558,188	560,389	563,791	570,550	573,431
Agricultural real estate	205,865	202,317	202,274	199,189	200,415
Agricultural	103,352	104,510	106,169	120,003	115,048
Consumer	107,823	107,330	105,974	105,675	102,761
Total loans held-for-investment	3,282,118	3,322,670	3,330,618	3,311,548	3,255,023
Allowance for credit losses	(44,186)	(44,544)	(45,103)	(45,847)	(46,499)
Net loans held for investment	$3,237,932	$3,278,126	$3,285,515	$3,265,701	$3,208,524

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.35%	1.34%	1.35%	1.38%	1.43%
Past due or nonaccrual loans to total loans	1.03%	0.78%	0.66%	0.72%	0.94%
Nonperforming assets to total assets	0.41%	0.31%	0.33%	0.37%	0.59%
Nonperforming assets to total loans plus other real estate owned	0.62%	0.47%	0.51%	0.55%	0.91%
Classified assets to bank total regulatory capital	6.27%	7.94%	10.09%	9.98%	11.03%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,085,905	$1,155,971	$1,185,482	$1,184,452	$1,272,414
Total gross loans receivable	3,281,483	3,337,497	3,305,681	3,275,284	3,240,998
Interest-earning assets	4,635,384	4,678,744	4,611,019	4,538,177	4,602,568
Total assets	5,046,179	5,064,912	4,994,417	4,930,231	4,988,755
Interest-bearing deposits	3,206,300	3,226,965	3,235,557	3,032,902	3,081,245
Borrowings	385,125	385,504	247,932	299,191	221,514
Total interest-bearing liabilities	3,591,425	3,612,469	3,483,489	3,335,557	3,302,759
Total deposits	4,177,332	4,204,334	4,279,451	4,185,904	4,283,855
Total liabilities	4,619,919	4,640,050	4,573,917	4,531,961	4,552,564
Total stockholders' equity	426,260	424,862	420,500	398,270	436,191
Tangible common equity*	363,625	361,409	356,053	332,820	369,746

Performance ratios
Return on average assets (ROAA) annualized	0.97%	0.91%	1.00%	0.93%	1.21%
Return on average assets before income tax and provision for loan losses*	1.22%	1.05%	1.18%	1.22%	1.49%
Return on average equity (ROAE) annualized	11.49%	10.82%	11.89%	11.57%	13.80%
Return on average equity before income tax and provision for loan losses*	14.43%	12.51%	13.97%	15.05%	16.99%
Return on average tangible common equity (ROATCE) annualized*	14.18%	13.55%	14.89%	14.74%	17.12%
Yield on loans annualized	6.67%	6.34%	5.94%	5.59%	5.09%
Cost of interest-bearing deposits annualized	2.40%	2.14%	1.73%	1.05%	0.57%
Cost of total deposits annualized	1.84%	1.64%	1.31%	0.76%	0.41%
Net interest margin annualized	3.51%	3.38%	3.44%	3.67%	3.62%
Efficiency ratio*	68.83%	69.44%	70.00%	70.47%	63.07%
Non-interest income / average assets	0.69%	0.55%	0.74%	0.67%	0.71%
Non-interest expense / average assets	2.69%	2.62%	2.74%	2.84%	2.56%

Capital Ratios
Tier 1 Leverage Ratio	9.77%	9.54%	9.60%	9.61%	9.46%
Common Equity Tier 1 Capital Ratio	12.65%	12.23%	12.21%	12.26%	12.15%
Tier 1 Risk Based Capital Ratio	13.28%	12.84%	12.83%	12.88%	12.77%
Total Risk Based Capital Ratio	16.42%	15.96%	15.98%	16.08%	15.99%

Equity Bancshares, Inc.

PRESS RELEASE

Total stockholders' equity to total assets	8.46%	8.21%	8.24%	8.23%	7.92%
Tangible common equity to tangible assets*	7.29%	7.06%	7.09%	7.02%	6.68%
Dividend payout ratio	15.13%	13.53%	10.49%	14.01%	10.78%
Book value per common share	$27.13	$27.18	$27.03	$25.74	$24.71
Tangible book value per common share*	$23.09	$23.08	$22.96	$21.67	$20.59
Tangible book value per diluted common share*	$22.96	$22.98	$22.83	$21.35	$20.33

* The value noted is considered a Non-GAAP financial measure. For a reconciliation of Non-GGAP financial measures, see Table 8. Non-GAAP Financial Measures.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For nine months ended			For nine months ended
	September 30, 2023			September 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$580,359	$31,503	7.26%	$579,610	$22,994	5.30%
Commercial real estate	1,300,202	61,811	6.36%	1,236,282	45,995	4.97%
Real estate construction	450,147	24,764	7.36%	362,543	12,443	4.59%
Residential real estate	567,169	17,933	4.23%	604,218	16,336	3.61%
Agricultural real estate	202,963	10,399	6.85%	201,566	8,046	5.34%
Agricultural	100,450	5,039	6.71%	132,485	5,254	5.30%
Consumer	106,841	4,832	6.05%	101,341	3,642	4.80%
Total loans	3,308,131	156,281	6.32%	3,218,045	114,710	4.77%
Securities
Taxable securities	1,059,858	17,456	2.20%	1,220,045	16,767	1.84%
Nontaxable securities	82,230	1,606	2.61%	109,142	2,020	2.47%
Total securities	1,142,088	19,062	2.23%	1,329,187	18,787	1.89%
Federal funds sold and other	191,585	7,075	4.94%	116,997	1,327	1.52%
Total interest-earning assets	$4,641,804	182,418	5.25%	$4,664,229	134,824	3.86%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,365,972	32,288	1.82%	$2,480,113	5,461	0.29%
Time deposits	856,862	18,111	2.83%	638,692	2,847	0.60%
Total interest-bearing deposits	3,222,834	50,399	2.09%	3,118,805	8,308	0.36%
FHLB advances	97,014	2,939	4.05%	54,100	594	1.47%
Other borrowings	243,007	9,529	5.24%	152,682	5,123	4.49%
Total interest-bearing liabilities	$3,562,855	62,867	2.36%	$3,325,587	14,025	0.56%

Net interest income		$119,551			$120,799
Interest rate spread			2.89%			3.30%

Net interest margin (2)			3.44%			3.46%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2023			September 30, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$573,039	$10,984	7.60%	$575,149	$7,750	5.35%
Commercial real estate	1,253,362	20,824	6.59%	1,307,244	18,023	5.47%
Real estate construction	480,355	9,838	8.13%	360,579	4,847	5.33%
Residential real estate	564,138	6,085	4.28%	582,938	5,464	3.72%
Agricultural real estate	203,399	3,898	7.60%	200,534	2,740	5.42%
Agricultural	99,773	1,856	7.38%	113,351	1,406	4.92%
Consumer	107,417	1,667	6.16%	101,203	1,325	5.20%
Total loans	3,281,483	55,152	6.67%	3,240,998	41,555	5.09%
Securities
Taxable securities	1,027,889	5,696	2.20%	1,164,697	5,792	1.97%
Nontaxable securities	58,016	369	2.52%	107,717	687	2.53%
Total securities	1,085,905	6,065	2.22%	1,272,414	6,479	2.02%
Federal funds sold and other	267,996	3,822	5.66%	89,156	514	2.29%
Total interest-earning assets	$4,635,384	65,039	5.57%	$4,602,568	48,548	4.18%
Interest-bearing liabilities
Demand, savings and money market deposits	$2,423,380	13,331	2.18%	$2,425,824	3,118	0.51%
Time deposits	782,920	6,043	3.06%	655,421	1,285	0.78%
Total interest-bearing deposits	3,206,300	19,374	2.40%	3,081,245	4,403	0.57%
FHLB advances	100,000	968	3.84%	71,415	409	2.27%
Other borrowings	285,125	3,685	5.13%	150,099	1,792	4.74%
Total interest-bearing liabilities	$3,591,425	24,027	2.65%	$3,302,759	6,604	0.79%

Net interest income		$41,012			$41,944
Interest rate spread			2.92%			3.39%

Net interest margin (2)			3.51%			3.62%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	September 30, 2023			June 30, 2023
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$573,039	$10,984	7.60%	$590,634	$10,885	7.39%
Commercial real estate	1,253,362	20,824	6.59%	1,303,520	20,875	6.42%
Real estate construction	480,355	9,838	8.13%	465,231	8,231	7.10%
Residential real estate	564,138	6,085	4.28%	567,297	6,048	4.28%
Agricultural real estate	203,399	3,898	7.60%	202,584	3,387	6.71%
Agricultural	99,773	1,856	7.38%	101,333	1,704	6.74%
Consumer	107,417	1,667	6.16%	106,898	1,618	6.07%
Total loans	3,281,483	55,152	6.67%	3,337,497	52,748	6.34%
Securities
Taxable securities	1,027,889	5,696	2.20%	1,068,653	5,813	2.18%
Nontaxable securities	58,016	369	2.52%	87,318	568	2.61%
Total securities	1,085,905	6,065	2.22%	1,155,971	6,381	2.21%
Federal funds sold and other	267,996	3,822	5.66%	185,276	2,127	4.61%
Total interest-earning assets	$4,635,384	65,039	5.57%	$4,678,744	61,256	5.25%
Interest-bearing liabilities
Demand savings and money market deposits	$2,423,380	13,331	2.18%	$2,323,685	10,503	1.81%
Time deposits	782,920	6,043	3.06%	903,280	6,701	2.98%
Total interest-bearing deposits	3,206,300	19,374	2.40%	3,226,965	17,204	2.14%
FHLB advances	100,000	968	3.84%	101,845	953	3.75%
Other borrowings	285,125	3,685	5.13%	283,659	3,670	5.19%
Total interest-bearing liabilities	$3,591,425	24,027	2.65%	$3,612,469	21,827	2.42%

Net interest income		$41,012			$39,429
Interest rate spread			2.92%			2.83%

Net interest margin (2)			3.51%			3.38%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed. Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)
(Dollars in thousands, except per share data)
	As of and for the three months ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2023	2023	2023	2022	2022

Total stockholders' equity	$418,130	$418,435	$425,123	$410,058	$395,806
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	7,961	8,760	9,678	10,596	11,598
Less: mortgage servicing rights, net	100	126	151	176	201
Less: naming rights, net	1,011	1,022	1,033	1,044	1,054
Tangible common equity	$355,957	$355,426	$361,160	$345,141	$329,852
Common shares outstanding at period end	15,413,064	15,396,739	15,730,257	15,930,112	16,017,834
Diluted common shares outstanding at period end	15,500,749	15,468,319	15,822,536	16,163,253	16,225,591
Book value per common share	$27.13	$27.18	$27.03	$25.74	$24.71
Tangible book value per common share	$23.09	$23.08	$22.96	$21.67	$20.59
Tangible book value per diluted common share	$22.96	$22.98	$22.83	$21.35	$20.33

Total assets	$4,945,267	$5,094,883	$5,156,716	$4,981,651	$5,000,415
Less: goodwill	53,101	53,101	53,101	53,101	53,101
Less: core deposit intangibles, net	7,961	8,760	9,678	10,596	11,598
Less: mortgage servicing rights, net	100	126	151	176	201
Less: naming rights, net	1,011	1,022	1,033	1,044	1,054
Tangible assets	$4,883,094	$5,031,874	$5,092,753	$4,916,734	$4,934,461
Total stockholders' equity to total assets	8.46%	8.21%	8.24%	8.23%	7.92%
Tangible common equity to tangible assets	7.29%	7.06%	7.09%	7.02%	6.68%

Total average stockholders' equity	$426,260	$424,862	$420,500	$398,270	$436,191
Less: average intangible assets	62,635	63,453	64,447	65,450	66,445
Average tangible common equity	$363,625	$361,409	$356,053	$332,820	$369,746
Net income (loss) allocable to common stockholders	$12,341	$11,456	$12,323	$11,608	$15,171
Add: amortization of intangible assets	835	954	954	961	992
Less: tax effect of intangible assets amortization	175	200	200	202	208
Adjusted net income (loss) allocable to common stockholders	$13,001	$12,210	$13,077	$12,367	$15,955
Return on total average stockholders' equity (ROAE) annualized	11.49%	10.82%	11.89%	11.56%	13.80%
Return on average tangible common equity (ROATCE) annualized	14.18%	13.55%	14.89%	14.74%	17.12%

Non-interest expense	$34,244	$33,130	$33,229	$35,248	$32,236
Less: merger expense	—	—	—	68	115
Adjusted non-interest expense	$34,244	$33,130	$33,229	$35,180	$32,121
Net interest income	$41,012	$39,429	$39,110	$42,031	$41,944
Non-interest income	8,735	6,950	8,600	8,330	8,969
Less: net gain on acquisition and branch sales	—	—	—	422	—
Less: net gains (losses) from securities transactions	(1)	(1,322)	32	14	(17)
Adjusted non-interest income	$8,736	$8,272	$8,568	$7,894	$8,986
Net interest income plus adjusted non-interest income	$49,748	$47,701	$47,678	$49,925	$50,930
Non-interest expense to net interest income plus non-interest income	68.84%	71.43%	69.65%	69.99%	63.32%
Efficiency ratio	68.83%	69.45%	69.69%	70.47%	63.07%
Net income (loss) allocable to common stockholders	$12,341	$11,456	$12,323	$11,608	$15,171
Add: income tax provision	1,932	1,495	2,524	3,654	3,642
Add: provision (reversal) of credit losses	1,230	298	(366)	(151)	(136)
Pre-tax, pre-provision income	$15,503	$13,249	$14,481	$15,111	$18,677
Total average assets	$5,046,179	$5,064,912	$4,994,417	$4,930,231	$4,988,755

Equity Bancshares, Inc.

PRESS RELEASE

Total average stockholders' equity	$426,620	$424,862	$420,500	$398,270	$436,191
Return on average assets (ROAA) annualized	0.97%	0.91%	1.00%	0.93%	1.21%
Adjusted return on average assets	1.22%	1.05%	1.18%	1.22%	1.49%
Adjusted return on average equity	14.43%	12.51%	13.97%	15.05%	16.99%